As filed with the Securities and Exchange Commission on June 25, 2007
Registration No.       333-81300

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INFOVISTA SA
(Exact name of registrant as specified in its charter)

French Republic (State or other jurisdiction of incorporation or organization)	Not applicable (I.R.S. Employer Identification No.)

6, rue de la Terre de Feu Courtaboeuf Cedex Les Ulis, France (Address of Principal Executive Offices)	91952 (Zip Code)
INFOVISTA SA 2001 STOCK OPTION PLAN
(Full title of the plan)

InfoVista Corp.
12950 Worldgate Drive Suite 250
Herndon, VA 21044
(703) 435 24 35
(Name, address and telephone number, including area code, of agent for service)

DEREGISTRATION OF UNSOLD SECURITIES
SIGNATURES

DEREGISTRATION OF UNSOLD SECURITIES
     This Post-Effective Amendment No. 1 to Form S-8 Registration Statement relates to the Registration Statement on Form S-8 (File No. 333-81300) (the “Registration Statement”) of InfoVista SA (the “Registrant”) pertaining to 914,955 ordinary shares of the Company, nominal value 0.54 euro per share, which was filed with the Securities and Exchange Commission (the “Commission”) and became effective on January 24, 2002.
     This post-effective amendment is being filed to terminate the Registration Statement and to deregister, as of the date hereof, all of the ordinary shares that remain unissued under the Registration Statement.
     Contemporaneously with the filing of this post-effective amendment, the Company is filing with the Securities and Exchange certification of a foreign private issuer’s termination of registration of a class of securities under section 12(g) of the Securities Exchange Act of 1934 on Form 15F.

2

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Courtaboeuf, France, on this 25th day of June, 2007.

INFOVISTA SA
By:	/s/ Philippe Ozanian
Philippe Ozanian
President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on June 25, 2007.

*	Chairman of the Board of Directors and CEO
Alain Tingaud	(principal executive officer)

/s/ Philippe Ozanian Philippe Ozanian	Director, President and Chief Financial Officer (principal financial officer and authorized representative in the United States)

/s/ Christelle Peroux Christelle Peroux	Principal Accounting Officer

*	Director
Jean-Paul Bernardini

Patrick Leleu	Director

*	Director
Herbert May

*	Director
Hubert Tardieu

Director
Philippe Vassor

*/s/ Philippe Ozanian Philippe Ozanian	Attorney-in-fact